EXHIBIT 23.4

                          Consent of RP Financial, LC.







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                         [RP Financial, LC., Letterhead]


                                                                 March 22, 1999


Board of Directors
Alaska Federal Savings Bank
2094 Jordan Avenue
Juneau, Alaska  99801-8046

Gentlemen:

         We hereby consent to the use of our firm's name in the Application for Conversion of Alaska Federal Savings Bank, Juneau, Alaska, and any amendments thereto, and in the Form SB-2 Registration Statement, and any amendments thereto, for Alaska Pacific Bancshares, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our letter concerning subscription rights in such filings including the Prospectus of Alaska Pacific Bancshares, Inc.

                                              Sincerely,

                                              /s/RP FINANCIAL, LC.
                                              ---------------------------------
                                              RP Financial, LC.